                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive additional materials
      / /        Soliciting material pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                          VALENTIS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, schedule or registration statement no.:
                ----------------------------------------------------------
           (3)  Filing party:
                ----------------------------------------------------------
           (4)  Date filed:
                ----------------------------------------------------------

                                 VALENTIS, INC.
                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 12, 2000

                             ---------------------

TO THE STOCKHOLDERS OF VALENTIS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of
VALENTIS, INC., a Delaware corporation (the "Company"), will be held on Tuesday, December 12, 2000, at 10:00 a.m. local time at the offices of the Company, 863A Mitten Road, Burlingame, California 94010 for the following purpose:

        1. To elect three directors to hold office until the 2003 Annual Meeting of Stockholders.

        2. To approve an amendment to the Valentis, Inc. 1997 Equity Incentive Plan (the "Incentive Plan") to increase the aggregate number of shares of common stock reserved for issuance thereunder by 2,000,000 shares.

        3. To approve an amendment to the Valentis, Inc. 1998 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to increase the aggregate number of shares of common stock reserved for issuance thereunder by 200,000 shares.

        4. To approve an amendment to the Valentis, Inc. Employee Stock Purchase Plan (the "Purchase Plan") to increase the aggregate number of shares of common stock reserved for issuance thereunder by 200,000 shares.

        5. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending June 30, 2001.

        6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on October 30, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Alan C. Mendelson

                                          Alan C. Mendelson
                                          Secretary

Burlingame, California
November 6, 2000

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 VALENTIS, INC.
                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 12, 2000

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Valentis, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on December 12, 2000, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 863A Mitten Road, Burlingame, California 94010. The Company intends to mail this proxy statement and accompanying proxy card on or about November 6, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company has retained Corporate Investor Communications, Inc. to assist in the proxy solicitation for a fee of $4,500 plus expenses. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on October 30, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 30, 2000, the Company had outstanding and entitled to vote 29,450,910 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors. All other proposals require the favorable vote of the majority of the votes present in person or represented by proxy and entitled to vote on a particular proposal.

    Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted as follows: (1) FOR the election of all nominees for directors named in the proxy; (2) FOR the approval of the amendment to the Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares; (3) FOR the approval of the amendment to the Directors' Plan to increase the number of shares reserved for issuance thereunder by 200,000 shares; (4) FOR the approval of the amendment to the Purchase Plan to increase the number of shares reserved for issuance thereunder by 200,000 shares; (4) FOR ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending June 30, 2001, and (5) as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. The Company believes that the tabulation procedures to be followed by the inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 863A Mitten Road, Burlingame, California 94010, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

    Proposals of stockholders that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than July 10, 2001, in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of eight members. There are three directors in the class whose term of office expires in 2000. One of the nominees has served on the Board of Directors since March 1995. One of the nominees was previously on the board of GeneMedicine, Inc., and has served on the Board of the Company since the Company and GeneMedicine merged in March 1999. The third nominee was appointed by the Board in May 2000. If elected at the Annual Meeting, each of the nominees would serve until the 2003 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is certain biographical information, including age as of October 10, 2000, for each person nominated and each person whose term of office as a director will continue after the Annual Meeting:

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING
  OF STOCKHOLDERS

RAJU KUCHERLAPATI, PH.D.

    Raju Kucherlapati, Ph.D., 57, has served as a director of the Company since March 1995. Dr. Kucherlapati has served as the Lola and Saul Kramer Professor and Chairman of the Department of Molecular Genetics at Albert Einstein College of Medicine since 1989. He was a founder of both Cell Genesys, Inc., a biotechnology company and Millennium Pharmaceuticals, Inc., a biopharmaceutical company ("Millennium"). He serves on the boards of directors of Abgenix, Inc., a biopharmaceutical company, and Millennium. Dr. Kucherlapati received his Ph.D. from the University of Illinois.

BERT W. O'MALLEY, M.D.

    Bert W. O'Malley, M.D., 63, has served as a director of the Company since March 1999. Previously, Dr. O'Malley was one of GeneMedicine's founders and served as a director of GeneMedicine from April 1998 to March 1999.
Dr. O'Malley has been Chairman of the Department of Cell Biology at Baylor College of Medicine and a Director of the Baylor Center for Population Research and Reproductive Biology since 1973. He is a member of the National Academy of Science and the Institute of Medicine and is the author of more than 500 scientific publications. Dr. O'Malley's scientific work has included major achievements in the areas of medical endocrinology and reproduction with potentially broad application to the diagnosis of human genetic diseases and the treatment of breast and prostatic cancer. His work includes the invention of the Company's proprietary GeneSwitch-TM- technology for regulation of the therapeutic protein produced by a gene medicine. Dr. O'Malley holds a B.S. and a M.D. degree from the University of Pittsburgh.

MARK MCDADE

    Mark McDade, 45, has served as a director of the Company since May 2000. He joined as a director of the Company replacing Russell Hirsch, M.D., Ph.D., general partner at the Mayfield Fund. Mr. McDade is President and Chief Operating Officer of Corixa Corporation. As a co-founder of Corixa in
September 1994, he has served as its COO since that company's inception. Prior to Corixa, Mr. McDade held various management positions at Boehringer Mannheim and Sandoz Ltd. Mr. McDade earned an M.B.A. from the Harvard University Graduate School of Business and a B.A. from Dartmouth College.

                       THE BOARD OF DIRECTORS RECOMMENDS
              A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS

BENJAMIN F. MCGRAW III, PHARM.D.

    Benjamin F. McGraw, III, Pharm.D., 51, is the Chairman, President and Chief Executive Officer of the Company. He joined Megabios in 1994 and merged that company with GeneMedicine to form Valentis. Dr. McGraw then merged Valentis and PolyMASC Pharmaceuticals, plc. in August of 1999.

Prior to Megabios, Dr. McGraw gained experience in R&D as Vice-President, Development for Marion and Marion, Merrell Dow; in Business Development as Corporate Vice-President, Corporate Development at Allergan, Inc.; and in finance as President of Carerra Capital Management. Dr. McGraw also serves on the board of directors of ISTA Pharmaceuticals. Dr. McGraw received his Doctor of Pharmacy from the University of Tennessee Center for the Health Sciences, where he also completed a clinical practice residency.

ARTHUR M. PAPPAS

    Arthur M. Pappas, 53, has served as a director of the Company since
March 1999. From January 1995 to March 1999, Mr. Pappas served as a director of GeneMedicine. Mr. Pappas is Chairman and Chief Executive Officer of A. M.
Pappas & Associates, LLC an international consulting, investment and venture company that works with life science companies, products and related technologies. Mr. Pappas is a director of publicly-traded Quintiles Transnational Corp., a contract research, sales and marketing organization, Embrex, Inc., a research and development company specializing in poultry in-the-egg delivery systems, KeraVision, Inc., a company developing products for reversible vision correction surgery, and AtheroGenics, Inc., a biopharmaceutical company focused on research and development of genes that regulate atherosclerosis and cancer. He is also a director of privately-held ArgoMed, Inc., WebEBM Inc. and Elitra Pharmaceuticals. Mr. Pappas received a B.S. in Biology from Ohio State University and an M.B.A. in Finance from Xavier University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS

STANLEY T. CROOKE, M.D., PH.D.

    Stanley T. Crooke, M.D., Ph.D., 55, has served as a director of the Company since March 1999. He previously served as a director of GeneMedicine, a biotechnology company that merged with Valentis in March 1999, from March 1992 to March 1996, and as Chairman of the Board from March 1996 to March 1999.
Dr. Crooke has been Chief Executive Officer and a director of Isis Pharmaceuticals, Inc., a biotechnology company, since he co-founded Isis in January 1989, and he has served as Chairman of the Board of Isis since
February 1991. Dr. Crooke is a member of the Board of Directors of Idun Pharmaceuticals, Inc. SYNSORB Biotech, Inc., Axon Instruments, Inc., EPIX Medical Inc. and Isis Pharmaceuticals, Inc. Dr. Crooke received a Ph.D. in Pharmacology and an M.D. from Baylor College of Medicine, where he served for a number of years as Adjunct Professor of Pharmacology. He currently serves as Adjunct Professor of Pharmacology at the University of California, San Diego.

PATRICK G. ENRIGHT

    Patrick G. Enright, 38, is a partner at Diaz & Altschul Group, LLC, a privately held merchant bank, and has been a director of the Company since March 1998. From March 1995 to February 1998, Mr. Enright served in various executive positions at the Company, including Senior Vice President, Corporate Development and Chief Financial Officer. From September 1993 to June 1994,
Mr. Enright was Senior Vice President of Finance and Business Development for Boehringer Mannheim Therapeutics, a pharmaceutical company and a subsidiary of Corange Ltd. From September 1989 to September 1993, Mr. Enright was employed at PaineWebber Incorporated, an investment banking firm, where he became a Vice President in January 1992. Mr. Enright received his M.B.A. from the Wharton School of Business at the University of Pennsylvania and his B.S. in biological sciences from Stanford University.

GILLIAN E. FRANCIS, M.B., D.SC. (MED) FRCPATH

    Gillian E. Francis, M.B., D.Sc. (Med), FRCPath, 52, has served as a director of the Company since September 1999. Dr. Francis is Managing Director of PolyMASC Pharmaceuticals plc, a wholly-owned subsidiary of Valentis ("PolyMASC"). From December 1995 to August 1999,
Dr. Francis was Chief Executive Officer of PolyMASC. Currently Dr. Francis is on full secondment from Royal Free and University College Medical School (part of the University of London) to PolyMASC. From 1994 to present, Dr. Francis has been Head of Department of Molecular Cell Pathology, Royal Free Hospital School of Medicine and Honorary Consultant, Royal Free Hospital. In December 1995,
Dr. Francis was seconded as CEO, PolyMASC, maintaining post as Head of Molecular Cell Pathology (without active duties).

BOARD COMMITTEES AND MEETINGS

    The Board of Directors held twelve (12) meetings during the fiscal year ended June 30, 2000. During the fiscal year, the Board had an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Mr. Enright, Mr. McDade and Mr. Pappas. The Audit Committee met three
(3) times during the fiscal year ended June 30, 2000. The Board and the Audit Committee have adopted an Audit Committee Charter, which is attached hereto as EXHIBIT A.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Drs. Crooke and Kucherlapati and Mr. Pappas. The Compensation Committee met four (4) times during the last fiscal year.

    During the fiscal year ended June 30, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company receives a quarterly retainer of $3,000 and a per meeting fee of $1,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Under the Directors' Plan, on the date of the annual stockholders' meeting of each year, each member of the Company's Board of Directors who is not an employee of the Company will automatically be granted under the Company's 1998 Non-Employee Director, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 10,000 shares of Common Stock of the Company. In addition, each new non-employee director will receive a one time grant to purchase 25,000 shares of Common Stock on the date of the annual stockholders' meeting at which such new director is elected to the Board of Directors. The exercise price of the options granted to the non-employee directors is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the year ended June 30, 2000, none of the Company's executive officers served on the board of any entities whose directors or officers serve on the Company's Compensation Committee. No current or former executive officer or employee of the Company serves on the Compensation Committee.

                                   PROPOSAL 2
                            APPROVAL OF AMENDMENT TO
                         THE 1997 EQUITY INCENTIVE PLAN

    In July 1997, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1997 Equity Incentive Plan (the "Incentive Plan"). As of June 30, 2000, there were 3,100,000 shares reserved for issuance under the Incentive Plan.

    As of September 30, 2000, options (net of cancelled, repurchased or expired options) covering an aggregate of 3,096,090 shares had been granted under the Incentive Plan, and 3,910 shares (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations, repurchases or expiration of options) remained available for future grant under the Incentive Plan. In September 2000, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Incentive Plan from 3,100,000 shares to 5,100,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

    Stockholders are requested in this Proposal 2 to approve the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the Incentive Plan are described below.

GENERAL

    The Incentive Plan provides for the grant or issuance of incentive stock options, nonstatutory stock options, restricted stock purchase awards and stock bonuses to employees, directors and consultants (collectively, "Stock Awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various Stock Awards included in the Incentive Plan.

PURPOSE

    The Incentive Plan provides a means by which selected employees, directors and consultants to the Company, and its affiliates, may be given an opportunity to purchase Common Stock of the Company. The Company, by means of the Incentive Plan, seeks to retain the services of persons who are now employees, directors or consultants to the Company or its affiliates, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

ADMINISTRATION

    The Incentive Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the persons to whom and the dates on which Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person. The Board of Directors is authorized to delegate administration of the Incentive Plan to a committee composed of than one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more members who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or solely of two or more members who are "outside directors" within the meaning of Section 162(m) of the Code.

SHARES SUBJECT TO THE INCENTIVE PLAN

    The Common Stock that may be sold pursuant to Stock Awards under the Incentive Plan shall not exceed in the aggregate 5,100,000 (assuming approval of Proposal 2) shares of the Company's Common Stock. If any Stock Award expires or terminates, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the Common Stock not purchased under such Stock Award will revert to and again become available for issuance under the Incentive Plan. The Common Stock subject to the Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

    Incentive stock options may be granted only to employees. Nonstatutory stock options, restricted stock purchase awards and stock bonuses may be granted only to employees, directors or consultants.

    No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least 110% of the fair market value of Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five years from the date of grant. For incentive stock options granted under the Incentive Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

    The Incentive Plan has a per-employee, per-calendar year period limitation on the number of shares of Common Stock that may be made subject to options equal to 500,000 shares of Common Stock. The purpose of this limitation is generally to permit the Company to continue to be able to deduct for tax purposes the compensation attributable to the exercise of options under the Incentive Plan. To date, the Company has not granted to any individual in any calendar year options to purchase a number of shares equal to or in excess of the limitation.

TERM AND TERMINATION

    The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive.

    No option is exercisable after the expiration of 10 years from the date it was granted.

    In the event an optionholder's continuous service with Company is terminated, for any reason other than death or disability, the optionholder may exercise his or her option (to the extent that the optionholder was entitled to exercise it at the time of termination), but only within the period ending on the earlier of (i) three months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement. In addition, with the consent of the optionholder, the Board at any time may extend the post-termination exercise period and provide for continued vesting.

    In the event an optionholder's continuous service with the Company terminates as a result of the optionholder's death or disability, the optionholder (or such optionholder's estate, heirs or beneficiaries) may exercise his or her option, but only within the period ending on the earlier of
(i) twelve months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement.

    An optionholder's option agreement may also provide that if the exercise of the option following the termination of the optionholder's continuous service with the Company would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option set forth in the option agreement, or (ii) the tenth day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an optionholder's option agreement may also provide that if the exercise of the option following the termination of the optionholder's continuous service with the Company would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, as amended, then the option shall terminate on the earlier of (i) the expiration of the term of the option as set forth in the immediately preceding paragraph, or (ii) the expiration of a period of three months after the termination of the optionholder's continuous service with the Company during which the exercise of the option would not be in violation of such registration requirements.

    In the event a restricted stock recipient's continuous service with the Company terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by that person which have not vested as of the date of termination under the terms of the restricted stock purchase agreement between the Company and such person.

EXERCISE/PURCHASE PRICE

    The exercise price of each incentive stock option will not be less than 100% of the fair market value of the Company's Common Stock on the date of grant, and in some cases may be higher (see "Eligibility"). The exercise price of each nonstatutory stock option will not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. However, if options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by
Section 162(m). See "Federal Income Tax Information." At October 19, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $7.50 per share.

    The purchase price of restricted stock will not be less than 85% of the fair market value of the Company's Common Stock on the date such Stock Award is made. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or for its benefit.

    In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. The Company has entered into an agreement with certain of its investors that will prevent the Company from repricing options without consent from stockholders. To the extent required by Section 162(m), an option repriced under the Incentive Plan is deemed to be canceled and a new option granted. Both the options deemed to be canceled and the new options deemed to be granted will be counted against the 500,000 share limitation.

CONSIDERATION

    The purchase price of Common Stock acquired pursuant to a Stock Award is paid either in cash at the time of exercise or purchase, or (if determined by the Board at the time of grant for an option) by deferred payment or in any other form of legal consideration that may be acceptable to the Board. Additionally, in the case of an option, and in the discretion of the Board at the time of the grant, by delivery to the Company of other Common Stock of the Company. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the imputation of interest.

TRANSFERABILITY

    An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonstatutory stock option shall be transferable only to the extent specifically provided for in the option agreement evidencing the nonstatutory stock option, provided that if the nonstatutory stock option agreement does not provide for transferability, then the option is not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. A stock bonus or restricted stock purchase award shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. A Stock Award holder may designate a beneficiary who may exercise his or her Stock Award after death.

VESTING

    The total number of shares of Common Stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionholder may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

    Restricted stock purchase awards and stock bonuses granted under the Incentive Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board.

ADJUSTMENTS UPON CHANGES IN COMMON STOCK

    If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Incentive Plan, the maximum annual Stock Award applicable under the Incentive Plan and the class(es) and number of shares and price per share of Common Stock subject to outstanding Stock Awards will be appropriately adjusted.

    Upon a change in control of the Company, the vesting of options held by executive officers will accelerate by the greater of 12 months or the number of months of the executive officer's employment, unless the Board finds that it is in the best interest of the Company's stockholders and the optionees to provide otherwise. If such a finding is made, the options shall either remain outstanding or be assumed by the acquiror (with the optionee being entitled to receive the same consideration as was received by the Company's stockholders in the change of control transaction) or the Board and/or the acquiror shall adopt a replacement benefit which shall (at a minimum) provide value to the executive officer on the vesting dates of the non-accelerated options substantially equal to the value the executive officer would have received if the shares had participated in all steps of the transaction. With respect to optionees who are not executive officers, upon a change in control any options shall remain outstanding, be assumed by the acquiror or be substituted with similar options. In the event the acquiror refuses to assume, substitute or continue any options, then such options shall be terminated if not exercised prior to the change of control. For purposes of this Plan, "Change in Control" means: any consolidation or merger of the Company with or into any other entity or person, or any other corporate reorganization, in which the Company is not the continuing or surviving entity, or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred, or any sale, lease, license or other disposition of all or substantially all of the assets of the Company.

AMENDMENT OF THE INCENTIVE PLAN

    The Board at any time, and from time to time, may amend the Incentive Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where such amendment requires stockholder approval in order for the Incentive Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 of the Exchange Act or any Nasdaq or securities exchange listing requirement. The Board may in its sole discretion submit any other amendment to the Incentive Plan for stockholder approval.

TERMINATION OR SUSPENSION OF THE INCENTIVE PLAN

    The Board may suspend or terminate the Incentive Plan at any time. Unless sooner terminated, the Incentive Plan shall terminate on July 24, 2007. No Stock Awards may be granted under the Incentive Plan while the Incentive Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option is an alternative minimum tax adjustment item and may increase the optionholder's alternative minimum tax liability, if any.

    If an optionholder holds Common Stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such Common Stock will be capital gain or loss. Generally, if the optionholder disposes of the Common Stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionholder will realize taxable ordinary income equal to the lesser of (a) the excess of the Common Stock's fair market value on the date of exercise over the exercise price, or (b) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the Common Stock was held. Long-term capital gains (i.e., gains on capital assets held for more than one year) currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionholders who acquire Common Stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

    To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the Common Stock's fair market value on the date of exercise over the option exercise price. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a business expense deduction equal to the taxable ordinary income realized by the optionholder. Upon disposition of the Common Stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such Common Stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the Common Stock was held. Slightly different rules may apply to optionholders who acquire Common Stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

    RESTRICTED STOCK PURCHASE AWARDS. Restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

    Upon acquisition of the Common Stock, the recipient normally will recognize taxable ordinary income equal to the excess of the Common Stock's fair market value over the purchase price, if any. However, to the extent the Common Stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the Common Stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the Common Stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such Common Stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the Common Stock. Such gain or loss will be long-term or short-term depending on how long the Common Stock was held. Slightly different rules may apply to recipients who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to Stock Awards granted in the future under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and
(iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is earned (typically through vesting) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the earning of the awards that the performance goal has been satisfied; and (iv) prior to the earning of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.

                                   PROPOSAL 3
                            APPROVAL OF AMENDMENT TO
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    In September 1998, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1998 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). There were originally 200,000 shares reserved for issuance under the Directors' Plan.

    As of September 30, 2000, options (net of cancelled, repurchased or expired options) covering an aggregate of 190,000 shares had been granted under the Directors' Plan and 10,000 shares (plus any shares that might in the future be returned to the Directors' Plan as a result of cancellations, repurchases or expiration of options) remained available for future grant under the Directors' Plan. In September 2000, the Board approved an amendment to the Directors' Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Directors' Plan from 200,000 shares to 400,000 shares. This amendment is intended to afford the Company greater flexibility in providing non-employee directors with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

    Stockholders are requested in this Proposal 3 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

    The essential features of the Directors' Plan are described below.

GENERAL

    The purpose of the Directors' Plan is to attract and retain the services of persons capable of serving as Non-Employee Directors (as defined below) on the Board and to provide incentives for such persons to exert maximum efforts to promote the success of the Company. Options granted under the

Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Code. See "Tax Information" for a discussion of the tax treatment of non-qualified stock options.

ADMINISTRATION

    The Directors' Plan is administered by the Board. The Board has the final power to construe and interpret the Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration.

ELIGIBILITY

    The Directors' Plan provides that options may be granted only to Non-Employee Directors of the Company. A "Non-Employee Director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee to the Company or any affiliate. Assuming the approval of Proposal 1, after the Annual Meeting, six (6) of the Company's directors would be eligible to participate in the Directors' Plan.

    Option grants under the Directors' Plan are non-discretionary. Pursuant to the terms of the Directors' Plan, (i) each Non-Employee Director, other than a Non-Employee Director who currently serves on the Board, automatically shall be granted, upon his or her initial election or appointment as a Non-Employee Director, an option to purchase 25,000 shares of Common Stock (an "Initial Grant"); and (ii) commencing with the annual meeting of stockholders in 1998, each person who is serving as a Non-Employee Director on the day following each annual meeting of stockholders automatically shall be granted an option to purchase 10,000 shares of Common Stock (an "Annual Grant").

TERMS OF OPTIONS

    Each option under the Directors' Plan is subject to the following terms and conditions:

    OPTION EXERCISE; VESTING. Initial Grants to new Non-Employee Directors under the Directors' Plan shall vest as to 25% of the shares on the first anniversary of the date of grant and in equal monthly installments over the next 36 months for a total vesting period of four years. Annual Grants to continuing Non-Employee Directors shall vest in equal monthly installments over a period of one year from the date of grant. Such vesting is conditioned upon continued service as a director, employee or consultant of the Company. An option granted under the Directors' Plan may be exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company.

    EXERCISE PRICE; PAYMENT. The exercise price of options granted under the Directors' Plan shall be equal to 100% of the fair market value of the Common Stock subject to such options on the date of grant. The exercise price of options granted under the Directors' Plan may be paid, to the extent provided in the option agreement between the Company and the optionholder, in any combination of the following: (i) cash or check; or (ii) delivery of other Common Stock of the Company that has been held for the period of time required to avoid a charge to the Company's earnings (such shares shall be valued at their fair market value on the date preceding the date of exercise);
(iii) deferred payment; or (iv) any other form of legal consideration that may be acceptable to the Board and provided in the option agreement.

    TRANSFERABILITY; TERM. Under the Directors' Plan, an option may not be transferred by the optionholder, except by will or by the laws of descent and distribution. During the lifetime of an optionholder, an option may be exercised only by the optionholder. Notwithstanding the foregoing, the optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionholder, shall thereafter be entitled to exercise the Option. No option granted under the Directors' Plan is exercisable by any person after the expiration of ten years from the date the option is granted. An optionholder whose service relationship with the Company or any affiliate (whether as a Non-Employee Director of the Company or subsequently as an employee, director or consultant of either the Company or an affiliate) ceases for any reason may exercise vested options for the term provided in the option agreement (12 months generally, 18 months in the event of death).

    OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

    The Directors' Plan provides that, in the event of (1) a consolidation or merger of the Company with or into any other entity or person; (2) any other corporate reorganization in which the Company is not the continuing or surviving entity; or (3) any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred; or
(4) any sale, lease license or other disposition of all or substantially all of the assets of the Company, then any surviving corporation or acquiring corporation shall assume any options outstanding under the Directors Plan or substitute similar options for any options outstanding. If any surviving or acquiring corporation refuses to assume such options or substitute similar options, then the vesting of such options outstanding under the Directors' Plan that are held by optionholders whose service with the Company continues shall be accelerated in full and the options terminated if not exercised at or prior to such event.

DURATION, AMENDMENT AND TERMINATION

    The Board may amend, suspend or terminate the Directors' Plan at any time or from time to time. No amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would increase the number of shares reserved for options under the Directors' Plan.

TAX INFORMATION

    Stock options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

    The following is only a summary of the effect of federal income taxation upon the optionholder and the Company with respect to the grant and exercise of options under the Directors' Plan, does not purport to be complete, and does not discuss the income tax laws of any state or foreign country in which an optionholder may reside.

    Options granted under the Directors' Plan are nonstatutory options. There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of such option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year.

    The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the Directors' Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Directors' Plan who are residents of a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                                   PROPOSAL 4
             APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

    In July 1997, the Board of Directors adopted the Company's Employee Stock Purchase Plan (the "Purchase Plan"), which the stockholders approved in September 1997. As of June 30, 2000, there were 200,000 shares reserved for issuance under the Incentive Plan.

    As of September 30, 2000, 22,024 shares of Common Stock were available for issuance under the Purchase Plan. In September 2000, the Board approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Purchase Plan by 200,000 shares.

    Stockholders are requested in this Proposal 4 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

    The essential features of the Purchase Plan are described below.

GENERAL

    The Purchase Plan enables eligible employees of the Company to purchase, through payroll deductions, shares of Common Stock at a discount from the market price of the stock at the time of purchase. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.

ADMINISTRATION

    The Purchase Plan is administered by the Board of Directors of the Company. The Board has the authority to interpret the Purchase Plan and to determine eligibility and the terms of other benefits under the Plan. With respect to each Offering, the Board has the authority to specify:

    (i) a date ("Offering Date") on which rights to purchase Common Stock will be granted to eligible employees;

    (ii) the period of time (an "Offering Period"), which cannot exceed
         27 months, during which the Offering will be in effect and the dates ("Purchase Dates") on which shares of stock will be purchased pursuant to rights granted under the Offering; and

   (iii) the terms under which employees may contribute money to purchase stock in the Offering.

SHARES SUBJECT TO THE PURCHASE PLAN

    Assuming the approval of Proposal 4, 400,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. The stock subject to the Purchase Plan may be unissued shares or reacquired shares, purchased on the open market or otherwise. To the extent a right under the Purchase Plan terminates for any reason, any shares not purchased under such right shall again become available for issuance.

ELIGIBILITY

    Employees are eligible to participate if they have been continuously employed by the Company (or a U.S.-incorporated subsidiary or parent of the Company) for at least ten (10) days on the Offering Date (defined below) and are employed at least 20 hours per week and five months per year. Neither consultants and advisors who are not also employees, nor individuals who own (or are deemed to own) in the aggregate five percent (5%) or more of the combined voting power of the Common Stock, are entitled to participate in the Purchase Plan. Employees who participate in an offering can have up to 15% of their earnings withheld pursuant to the Purchase Plan and applied, on specified dates determined by the Board of Directors, to the purchase of shares of Common Stock.

TERMS

    PARTICIPATION IN OFFERINGS. Under the Purchase Plan, rights to purchase Common Stock are granted to eligible employees pursuant to an offering ("offering") established from time to time by the Board of Directors of the Company.

    Under the terms of the Purchase Plan, the first offering began on the effective date of the initial public offering of the Company's common stock and ended on August 15, 1999. A new two-year Offering will commence on August 16, every other year, beginning with calendar year 1999. If the Offering Date does not fall on a day during which the Common Stock is actively traded, then the Offering Date shall be the next succeeding day during which the Common Stock is actively traded. Purchase Dates fall on each February 15, and August 15. If a Purchase Date does not fall on a day during which the Common Stock is actively traded, then the Purchase Date shall be the next succeeding day during which the Common Stock is actively traded.

    If the fair market value of the Common Stock on any Purchase Date under an Offering is less than the fair market value on the Offering Date, the Offering will terminate and be replaced by a new Offering beginning the trading day after such Purchase Date and ending two years from the beginning of the new offering period. For example, if the fair market value of Common Stock on August 15, 2001 is lower than the then-current offering price, the current Offering will terminate and be replaced by a new Offering beginning August 16, 2001 (or the next trading day after the August 15th Purchase Date and ending on August 15, 2004.

    PRICE AND PAYMENT. Employees electing to participate in the Purchase Plan will authorize the Company to automatically deduct after-tax dollars from each payment until the employee instructs the Company to stop the deductions or until the employee's employment is terminated. On each designated Purchase Date, the Company will use the employee's deductions to purchase Common Stock for the employee at the price equal to the lower of (i) 85% of the fair market value of the stock on the Offering Date or such other date on which the employee is first eligible to participate in the Offering and (ii) 85% of the fair market value of the stock on the Purchase Date.

    TERMINATION. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company. Upon such termination of the employee's participation in the Purchase Plan, such employee's payroll deductions not already used to purchase stock under the Purchase Plan will be returned to the employee.

DURATION, AMENDMENT AND TERMINATION

    The Company may amend the Purchase Plan at any time. However, certain changes, such as an amendment increasing the number of shares authorized under the Purchase Plan, require shareholder approval.

    In the event of certain changes of control, the Company and the Board of Directors has discretion to provide that each right to purchase Common Stock will be assumed or an equivalent right substituted by the successor corporation, or the Board may shorten the Offering Period and provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to the change in control. The Purchase Plan will terminate at the Board's discretion.

                                   PROPOSAL 5
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 10, 2000 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                            BENEFICIAL OWNERSHIP(1)

                                                                    BENEFICIAL OWNERSHIP(1)
                                                              -----------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER OF SHARES   PERCENT OF TOTAL
------------------------------------                          ----------------   ----------------
Stanley T. Crooke, M.D., Ph.D.(2)...........................        20,416             *
Patrick G. Enright(3).......................................       212,499             *
Gillian E. Francis, M.B., D.Sc. (Med), FRCPath..............       575,014            1.95
Raju Kucherlapati, Ph.D.(4).................................        41,666             *
Mark McDade.................................................             0             *
Benjamin F. McGraw, III, Pharm.D.(5)........................       480,959            1.63
Bert W. O'Malley, M.D.(6)...................................        20,416             *
J. Tyler Martin, Sr., M.D...................................             0             *
Arthur M. Pappas(7).........................................        24,413             *
Alain Rolland, Pharm.D., Ph.D.(8)...........................       120,768             *
Margaret M. Snowden(9)......................................        20,677             *
Bennet L. Weintraub(10).....................................        80,948             *
All executive officers and directors as a group (12
  persons)(11)..............................................     1,597,776            5.43

------------------------

*   Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G if any filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 29,409,562 shares outstanding on October 10, 2000, adjusted as required by rules promulgated by the SEC.

(2) Includes 20,416 shares Dr. Crooke has the right to acquire pursuant to outstanding options exercisable within 60 days.

(3) Includes 2,000 shares held in a trust for the benefit of Mr. Enright's son for which Mr. Enright and his spouse serve as co-trustees. Also includes 100,000 shares Mr. Enright has the right to acquire pursuant to outstanding options exercisable within 60 days.

(4) Includes 33,333 shares Dr. Kucherlapati has the right to acquire pursuant to outstanding options exercisable within 60 days.

(5) Includes 373,333 shares Dr. McGraw acquired pursuant to the exercise of stock options, 4,584 of which will be subject to repurchase by the Company within 60 days. Also includes 78,618 shares Dr. McGraw has the right to acquire pursuant to outstanding options exercisable within 60 days. Includes 315,148 shares and 12,112 shares held in an irrevocable trust and in a children's trust, respectively for the benefit of Dr. McGraw and his spouse and Dr. McGraw's children for which Dr. McGraw and his spouse serve as co-trustees. Also includes 278 shares contributed as a matching grant from the Company to Dr. McGraw's 401(k) plan.

(6) Includes 20,416 shares Dr. O'Malley has the right to acquire pursuant to outstanding options exercisable within 60 days.

(7) Includes 20,416 shares Mr. Pappas has the right to acquire pursuant to outstanding options exercisable within 60 days.

(8) Includes 18,202 shares Dr. Rolland acquired pursuant to the exercise of stock options. Includes 102,916 shares Dr. Rolland has the right to acquire pursuant to outstanding options exercisable within 60 days. Also includes 278 shares contributed as a matching grant to Dr. Rolland's 401(k) plan.

(9) Includes 12,691 shares Ms. Snowden has the right to acquire pursuant to outstanding options exercisable within 60 days. Also includes 278 shares contributed as a matching grant from the Company to Ms. Snowden's 401(k) plan.

(10) Includes 68,324 shares Mr. Weintraub has the right to acquire pursuant to outstanding options exercisable within 60 days. Also includes 278 shares contributed as a matching grant from the Company to Mr. Weintraub's 401(k) plan.

(11) Includes 457,130 shares subject to options exercisable within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Ms. Snowden and Dr. Rolland failed to timely file their initial reports on Form 3. Ms. Snowden and Dr. Rolland both filed their reports shortly after being notified of the failure to timely file.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The names of the executive officers of the Company, their ages as of October 10, 2000 and certain other information about them are set forth below (unless set forth elsewhere in this Proxy Statement):

             NAME                 AGE                 POSITION             OFFICER SINCE
             ----               --------   ------------------------------  --------------
Benjamin McGraw, III,
  Pharm.D.....................     51      President, Chief Executive      September 1997
                                             Officer and Chairman
Bennet L. Weintraub...........     46      Chief Financial Officer and        May 1998
                                           Vice President, Finance
Alain Rolland, Pharm.D.,
  Ph.D........................     40      Vice President, Research and     January 2000
                                             Development
J. Tyler Martin, Sr., M.D.....     41      Vice President, Clinical          July 2000
                                             Development and Regulatory
                                             Affairs
Margaret M. Snowden...........     41      Vice President, Intellectual      March 2000
                                             Property and Legal Affairs
Gillian E. Francis, M.B.,
  D.Sc. (Med), FRCPath........     52      Managing Director, PolyMASC      August 1999
                                             Pharmaceutical plc

BENNET L. WEINTRAUB

    Bennet L. Weintraub, has served as Chief Financial Officer and Vice President Finance of the Company since May 1998. From March 1996 to May 1998, Mr. Weintraub was Chief Financial Officer and Vice President Finance and Administration for Technology Modeling Associates, a software company. From September 1993 to March 1996, he was employed as Director of Finance by Metra Biosystems, a bone diagnostics company, and from September 1987 to September 1993, he was Controller at Advanced Polymer Systems, a drug delivery company. Mr. Weintraub received his M.B.A. from Harvard University Graduate School of Business and his B.A. from Pomona College, and is a CPA in California.

ALAIN ROLLAND

    Alain Rolland, Pharm.D., Ph.D. joined Valentis as Vice President, Research and Development and Center Head, The Woodlands, upon completion of the merger with GeneMedicine, Inc. in March 1999. Dr. Rolland previously had been Vice President, Research of GeneMedicine since February 1998, Vice

President, Gene Delivery Sciences from November 1996 to February 1998 and Director, Gene Delivery Sciences from June 1993 to November 1996. Prior to joining GeneMedicine in 1993, Dr. Rolland worked in drug delivery research at Ciba-Geigy Pharmaceuticals and more recently was Head of the Formulation Research Group at the International Centre for Dermatological Research (CIRD Galderma) in France. Dr. Rolland has received numerous international and national awards for scholarship. Dr. Rolland holds a Pharm.D. and a Ph.D. degree in Pharmaceutical Sciences from Rennes University in France.

J. TYLER MARTIN, SR.

    J. Tyler Martin, Sr., M.D. joined Valentis as Vice President, Clinical Development and Regulatory Affairs in July 2000. From December 1997 to July 2000, Dr. Martin was Executive Director, Clinical Research and Development at the SyStemix/GTI unit of Novartis, AG. Prior to SyStemix/GTI, Dr. Martin served as Director, Antiviral Clinical Research at Parke-Davis Inc. from April 1997 to November 1997 and Associate Director of Clinical Research at Chiron Corp. from February 1994 to April 1997. Dr. Martin received an M.D. from the University of Nebraska and a B.S. in Chemistry from the University of Nebraska (Kearney).

MARGARET M. SNOWDEN

    Margaret M. Snowden has served as Vice President, Intellectual Property and Legal Affairs of the Company since March 2000. Ms. Snowden joined the Company in April 1996 and served previously as Corporate Counsel, Intellectual Property and Licensing. From October 1993 to April 1996, Ms. Snowden was Patent Attorney with SyStemix, Inc., a biotechnology company and a subsidiary of Sandoz, Ltd.
Ms. Snowden received her J.D. from Boalt Hall School of Law at the University of California, Berkeley, and her B.S. and M.S. in cell and molecular biology from Florida Institute of Technology.

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

    The following table shows for the fiscal years ended June 30, 2000, 1999 and 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at June 30, 2000 (the "Named Executive Officers"):

                                                                                           LONG-TERM
                                                           ANNUAL COMPENSATION            COMPENSATION
                                                  -------------------------------------    SECURITIES
                                                                         OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR      SALARY     BONUS     COMPENSATION(1)   OPTIONS/SARS   COMPENSATION(2)
---------------------------            --------   --------   --------   ---------------   ------------   ---------------
Benjamin F. McGraw III, Pharm.D......    2000     $304,484   $50,000           --           107,500           1,150
  Chairman, Chief Executive Officer      1999      318,425    30,000           --            60,000           1,790
  and President                          1998      275,002        --           --                --             656

Bennet L. Weintraub..................    2000      182,379    20,000                         39,375             470
  Chief Financial Officer and Vice       1999      172,622        --           --                --             613
  President, Finance                     1998       13,077(3)      --          --            80,000              --

Alain Rolland, Pharm.D., Ph.D........    2000      216,633        --           --            69,614             381
  Vice President, Research and           1999       50,372(4)  20,000          --            37,508             991
  Development

Margaret M. Snowden..................    2000      151,013        --           --            46,400             271
  Vice President, Intellectual           1999      125,525        --           --                --             124
  Property and Legal Affairs             1998      115,368        --           --                --             224

Gillian E. Francis, M.B., D.Sc.......    2000      129,828(5)      --          --            70,000          44,388
  (Med) FRCPath Managing Director,
  PolyMASC Pharmaceuticals plc

--------------------------

(1) As permitted by rules promulgated by the SEC, no amounts are shown where the amounts constitute perquisites and do not exceed the higher of 10% of the sum of the salary and bonus column and $50,000.

(2) Represents insurance premiums paid by the Company with respect to group life insurance for the benefit of the Named Executive Officers.

(3) Represents actual compensation received by Mr. Weintraub during fiscal year ended June 30, 1998. Mr. Weintraub joined the Company in May 1998. His annualized salary for fiscal year ended June 30, 1998 was $172,622.

(4) Represents actual compensation received by Dr. Rolland during fiscal year ended June 30, 1999. Dr. Rolland joined the company in March 1999. His annualized salary for fiscal year ended June 30, 1999 was $215,391.

(5) Represents actual compensation received by Dr. Francis during fiscal year ended June 30, 2000. Dr. Francis joined the Company in August 1999. Her annualized salary for fiscal year ended June 30, 1999 was $152,354. Other compensation represents pension benefits, insurance premium, Director's fees and an automobile allowance received by Dr. Francis during the fiscal year ended June 30, 2000. Dr. Francis' compensation was paid in Great Britain Pounds and was converted to U.S. dollars using an average of 1.59 dollars for 1.00 British pound.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its Incentive Plan. As of September 30, 2000, options to purchase a total of 3,096,090 shares were outstanding under the Incentive Plan and options to purchase 3,910 shares remained available for grant thereunder.

    The following tables show for the fiscal year ended June 30, 2000, certain information regarding options granted to, exercised by, and held at year end by, Named Executive Officers:

                OPTION GRANTS IN FISCAL YEAR ENDED JUNE 30, 2000

                                    INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
                              -----------------------------                                 VALUE AT ASSUMED
                               NUMBER OF      % OF TOTAL                                  ANNUAL RATES OF STOCK
                              SECURITIES        OPTIONS                                  PRICE APPRECIATION FOR
                              UNDERLYING      GRANTED TO      EXERCISE OF                    OPTION TERM (1)
                                OPTION       EMPLOYEES IN     BASE PRICE    EXPIRATION   -----------------------
NAME                          GRANTED (#)   FISCAL YEAR (2)   ($/SH) (3)       DATE        5% ($)      10% ($)
----                          -----------   ---------------   -----------   ----------   ----------   ----------
Benjamin F. McGraw III,
  Pharm.D...................    25,838           2.42%          $ 5.50       7/20/09      $ 89,372     $226,485
                                81,662           7.66             5.50       7/20/09       282,462      715,815

Bennet L. Weintraub.........    12,372           1.16             5.50       7/20/99        42,794      108,448
                                27,003           2.53             5.50       7/20/99        93,401      236,697

Alain Rolland, Pharm.D.,
  Ph.D......................    15,526           1.46             5.50       7/20/09        53,703      136,094
                                16,974           1.59             5.50       7/20/09        58,712      148,787
                                36,652           3.44             5.31       9/30/09       122,397      310,178
                                   462           0.04             5.31       9/30/09         1,543        3,910

Margaret M. Snowden.........    16,400           1.54             3.75       6/30/09        38,677       98,015
                                20,352           1.91            13.00       3/14/10       166,390      421,666
                                 9,648           0.90            13.00       3/14/10        78,878      199,894

Gillian E. Francis, M.B.,
  D.Sc. (Med) FRCPath.......    34,558           3.24             9.06        1/2/10       196,958      499,131
                                35,442           3.32             9.06        1/2/10       201,997      511,899

------------------------

(1) Reflects the value of the stock option on the date of grant assuming
    (i) for the 5% column, a five-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The amounts in this table may not necessarily be achieved.

(2) Based on options to purchase 1,066,497 shares of the Company's Common Stock granted in fiscal year ended June 30, 2000.

(3) All options were granted at the fair market value at the date of grant.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                             NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-
                            SHARES                          UNDERLYING UNEXERCISED      THE-MONEY OPTIONS AT JUNE
                         ACQUIRED ON    VALUE REALIZED   OPTIONS AT JUNE 30, 2000 (#)        30, 2000 (2)($)
NAME                     EXERCISE (#)      ($) (1)        EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----                     ------------   --------------   ----------------------------   -------------------------
Benjamin F. McGraw III,
  Pharm.D..............        --               --           23,719 / 143,781             $139,349 / $885,026

Bennet L. Weintraub....        --               --            62,172 / 57,203             $300,035 / $276,059

Alain Rolland,
  Pharm.D., Ph.D.......        --               --            71,601 / 90,085             $252,876 / $571,177

Margaret M. Snowden....     6,000           36,750            4,668 / 52,998               $31,078 / $180,599

Gillian E. Francis,
  M.B., D. Sc. (Med)
  FRCPath..............        --               --              0 / 70,000                   $0 / $188,125

------------------------

(1) Fair Market Value of the Company's Common Stock on date of exercise minus the exercise price.

(2) Fair Market Value of the Company's Common Stock on June 30, 2000 was $11.75 minus the exercise price of the options.

                              CERTAIN TRANSACTIONS

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages. Judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT(1)

    The Compensation Committee of the Board of Directors (the "Committee") is composed of Drs. Crooke and Kucherlapati, neither of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels, as the Board requests.

EXECUTIVE COMPENSATION

    We design our executive compensation programs to attract and retain executives who can lead Valentis to meet its business objectives and to motivate them to enhance long-term stockholder value.

------------------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and performance graph on page 24 shall not be incorporated by reference into any such filings. The Committee's objective is to set executive compensation at competitive levels when compared to other companies in the biotechnology industry. The primary components of executive compensation are base salary, annual incentives and long-term equity incentives.

The executive officers' annual compensation consists of three elements: cash salary, a cash incentive bonus and stock option grants.

    To determine fair compensation, the Compensation Committee reviews historical and current salary, bonus and stock award information for other comparable companies in similar geographic areas and at similar stages of growth and development. The group of comparable companies is not necessarily the same as the companies included in the market indices included in the performance graph on page 24. The Compensation Committee also reviews a variety of industry surveys throughout the year, which provide additional information about short and long-term executive compensation. Based in part on this information, the Compensation Committee generally sets salaries, including that of the Chief Executive Officer, at levels comparable to competitive companies of comparable size in similar industries. We structure our management bonus program around both individual and Company performance. We base the total size of the bonus pool on our success in meeting performance goals for the year, accounting for changes the Compensation Committee discussed and agreed to during the course of the year.

    We use the stock option program to give management employees a substantial economic interest in the long-term appreciation of our Common Stock. We grant existing members of management new options on an annual basis to provide a continuing financial incentive. The size of the option grant is related to the executive's position and performance in the previous year.

KEY ACCOMPLISHMENTS FOR FISCAL 2000

    We had the following achievements during Fiscal 2000 to further advance our business objectives:

    - We rationalized and integrated the operations of Megabios and GeneMedicine to form Valentis, Inc. More significantly, we changed Valentis from a technology focus to a product focus. This has resulted in the development of a very deep portfolio of clinical candidates based on gene medicines.

    - We established Valentis as the leading non-viral gene delivery company based on breadth of technologies, intellectual property, scientific publications and products in development.

    - We merged Valentis with PolyMASC and converted PolyMASC from a technology focus to a product focus.

    - We advanced through pre-clinical development our interferon-a and IL-12 cytokine combination gene medicine for treatment of solid tumors.

    - We advanced our del-1 gene medicine in pre-clinical product development for treatment of peripheral vascular and coronary artery diseases.

    - Our EPO gene plus GeneSwitch-TM- product was progressed through pre-clinical development.

    - We were issued a United States patent covering the use of the Company's PINC-TM- polymer system for the delivery of gene-based products to muscle.

    - We initiated a phase IIa clinical trial with our interferon-a (IFN-a) gene medicine for the treatment of malignant angioendothelioma, a rare form of vascular tumor.

    - We announced that in a double-blind, placebo-controlled phase II clinical trial, a non-viral VEGF(165) (Vascular endothelial growth factor) gene medicine incorporating one of the Company's proprietary cationic lipid gene delivery systems has shown evidence of stimulating angiogenesis (blood vessel formation).

    - We initiated a U.S.-based multi-center phase I/II clinical trial with our interleukin-12 (IL-12) gene medicine for the treatment of squamous cell carcinoma of the head and neck.

    - We initiated a feasibility collaboration with Boehringer Ingelheim.

    - We initiated a Phase II clinical trial of IL-2 gene medicine in combination with chemotherapy for the treatment of head and neck cancer.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

    Dr. McGraw's salary during fiscal year end June 30, 2000 as President, Chief Executive Officer and Chairman was $304,484. Following the Committee's review of Dr. McGraw's performance and the Company's performance during fiscal year ended June 30, 2000, the Committee set Dr. McGraw's annual salary for fiscal year ending June 30, 2001 at $322,000. In addition, the Compensation Committee approved a bonus of $91,155 in July 2000 for Dr. McGraw. In July 2000 the Committee approved a stock option grant for 107,500 shares of Common Stock for Dr. McGraw, which is within the guidelines for the CEO under our annual stock options grant program. In approving Dr. McGraw's compensation, the Committee took into account (i) Dr. McGraw's past performance as President, CEO and Chairman of the Board of the Company, (ii) the scope of Dr. McGraw's responsibilities, and (iii) the Board's assessment of the Company's achievement of its performance objectives.

                           FEDERAL TAX CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than 1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code
Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                   CONCLUSION

    A significant portion of the Company's compensation program and Dr. McGraw's compensation are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE
Stanley T. Crooke, M.D., Ph.D.
Raju Kucherlapati, Ph.D.
Arthur M. Pappas

                     PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total stockholder return of an investment of $100 in cash on September 15, 1997 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market-U.S. Index (the "Nasdaq Stock Market-U.S.") and (iii) the Nasdaq Pharmaceutical Index (the "Nasdaq Pharmaceutical"). All values assume reinvestment of the full amount of all dividends and are calculated as of September 30, 2000:

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

                                             1997                                  1998                             1999
                                ------------------------------   -----------------------------------------   -------------------
                                 09/15      09/30      12/31      03/31      06/30      09/30      12/30      03/31      06/30
                                --------   --------   --------   --------   --------   --------   --------   --------   --------
Valentis......................     100.0      137.5      118.8       77.1       63.5       42.7       42.7       34.4       31.8
NASDAQ Composite Index........     100.0      103.1       96.1      112.3      115.9      103.6      134.1      150.6      164.3
NASDAQ Biotech Index..........     100.0      104.7       92.8      103.6       97.1       97.5      133.9      152.5      155.3

                                       1999                        2000
                                -------------------   ------------------------------
                                 09/30      12/31      03/31      06/30      09/30
                                --------   --------   --------   --------   --------
Valentis......................      42.2       75.0       94.8       97.9       68.8
NASDAQ Composite Index........     168.0      248.9      279.7      242.6      224.6
NASDAQ Biotech Index..........     180.4      269.9      314.1      372.5      402.6

------------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

    For further information about Valentis, Inc., please request a copy of our Annual Report on Form 10-K which we previously filed with the Securities & Exchange Commission, and is available free of charge. Please access via the Valentis website at www.valentis.com under the Investor Relations section, or send written requests to:

                                 Valentis, Inc.
                                863A Mitten Rd.
                              Burlingame, CA 94010
                            Attn: Investor Relations

                                          By Order of the Board of Directors

                                          /s/ Alan C. Mendelson

                                          Alan C. Mendelson
                                          Secretary

November 6, 2000

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER
                                 VALENTIS, INC.

ORGANIZATION

    There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

    The audit committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, the quality and integrity of the financial reports of the corporation and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors (as applicable), and the financial management of the corporation responsible for preparing the Company's financial statements.

RESPONSIBILITIES

    In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the audit committee will:

    - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

    - Receive from the outside auditors a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1.

    - Maintain an active dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and recommend that the full board take appropriate action to oversee the independence of the outside auditor.

    - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

    - Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

      Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

    - Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

    - Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations for the original plan.

    - Review the financial statements contained in the annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10k) with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content (including their judgment about the quality, not just acceptability, of accounting principles; the reasonableness of significant judgments; and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards) of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

    - Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

    - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporations' financial, accounting, and auditing personnel, and the cooperation that the independent auditors receive during the course of the audit.

    - Review accounting and financial human resources and succession planning within the company.

    - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

    - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if in its judgment, that is appropriate.

    Ensure the outside auditor's ultimate accountability to the board of directors and the audit committee, as representatives of shareholders; and these shareholder representatives' ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor (or nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

                                                                      1566-PS-00

PROXY

                                 VALENTIS, INC.

                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Bennet L. Weintraub and Benjamin McGraw, III, Pharm.D., or either of them, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Valentis, Inc. (the "Company") held of record by the undersigned on October 30, 2000 at the Annual Meeting of Stockholders to be held on December 12, 2000 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

---------------                                                                 ---------------
   SEE REVERSE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SEE REVERSE
       SIDE                                                                          SIDE
---------------                                                                 ---------------

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your prompt consideration of these matters.

Sincerely,

Valentis, Inc.


                                   DETACH HERE
-------------------------------------------------------------------------------

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 5.

1.   Election of Directors.

NOMINEE:  Raju Kucherlapati        Bert W. O'Malley        Mark McDade
          FOR [ ]   WITHHELD [ ]   FOR [ ]   WITHHELD [ ]  FOR [ ]  WITHHELD [ ]


2. Approve an amendment to the Company's 1997 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 2,000,000 shares.

     FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

3. Approve an amendment to the Company's 1998 Non-Employee Directors' Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 200,000 shares.

     FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

4. Approve an amendment to the Company's Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 200,000 shares.

     FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

5. Ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2001.

     FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

6. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

     Mark here for address change and notification [ ]

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature: ____________ Date: _________    Signature: __________ Date: _________